EXHIBIT 99


       UNION PACIFIC EXPECTS SECOND QUARTER LOSS

     Dallas, TX, May 28 -- Union Pacific Corporation (NYSE: UNP) announced today that it expects to report a loss from continuing operations in the second quarter. Although congestion on the 35,000 mile rail system is abating, revenues, costs and customer claims in the quarter continue to be adversely affected. The Company said it continues to settle shippers' claims on a case-by-case basis where it can and to litigate those on which it cannot negotiate a settlement.

       In addition, as previously reported, the Company will report a loss from discontinued operations as the result of the planned 100% initial public offering of shares of Overnite Transportation Company.

       (This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking information is based on information available at that time and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed herein. Important factors that could cause such differences include, but are not limited to, whether the Railroad is fully successful in overcoming its congestion-related problems and implementing its Service Recovery Plan, industry competition, regulatory developments, natural events such as floods and earthquakes, the effects of adverse general economic conditions, fuel prices, labor strikes, the impact of the year 2000 systems problems and the ultimate outcome of shipper claims related to congestion, environmental investigations or proceedings and other types of claims and litigations.)